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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ALIGOS THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2023

EXPLANATORY STATEMENT

This Amendment to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Aligos Therapeutics, Inc. (the “Company”) in connection with its 2023 annual meeting of stockholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on April 28, 2023. The sole purpose of this Amendment is to update the number of shares outstanding and entitled to vote at the Annual Meeting as of May 23, 2023, the record date for the Annual Meeting. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

The first sentence of the fourth paragraph on page one of the Proxy Statement, is amended and restated to read in its entirety as follows (with emphasis added):

The only outstanding voting securities of Aligos Therapeutics are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 40,410,244 shares outstanding as of the Record Date (excluding any treasury shares).

The second sentence under the heading “Who can vote at the Annual Meeting?,” which appears on page two of the Proxy Statement, is amended and restated to read in its entirety as follows (with emphasis added):

At the close of business on the Record Date, there were 40,410,244 shares of common stock issued and outstanding and entitled to vote.

The third and fourth sentences under the heading “What is the quorum requirement?,” which appears on page six of the Proxy Statement, are amended and restated to read in their entirety as follows (with emphasis added):

On the Record Date, there were 40,410,244 shares outstanding and entitled to vote. Accordingly, 20,205,123 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, AND SUBMIT YOUR PROXY USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.